UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           December 29, 2006
BELLSOUTH CORPORATION

(Exact name of registrant as specified in its charter)

GEORGIA	1-8607	58-1533433

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (404) 249-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 29, 2006, the merger of ABC Consolidation Corp (“Merger Sub”), a wholly owned subsidiary of AT&T Inc. (“AT&T”), with and into BellSouth Corporation (“BellSouth”) (the “Merger”), was consummated in accordance with the Agreement and Plan of Merger, dated as of March 4, 2006, among BellSouth, AT&T and Merger Sub (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of BellSouth common stock, par value $1.00 per share (“BellSouth Common Shares”), was converted into and became exchangeable for 1.325 shares of AT&T common stock, par value $1.00 per share (“AT&T Common Stock”), and cash in lieu of any fractional shares. AT&T issued approximately 2.4 billion shares of AT&T Common Stock to former holders of BellSouth Common Shares, giving them an approximate 38% stake in AT&T. Based on the closing price of $35.75 per share of AT&T Common Stock on the New York Stock Exchange on December 29, 2006, the last trading day before the closing of the Merger, the aggregate value of the consideration paid to former holders of BellSouth Common Shares in connection with the Merger was approximately $85.8 billion. Upon the closing of the Merger, BellSouth became a wholly owned subsidiary of AT&T. On December 29, 2006, in connection with the closing of the Merger, BellSouth notified the New York Stock Exchange (the “NYSE”) that each BellSouth Common Share has been converted into and became exchangeable for 1.325 shares of AT&T Common Stock (and cash in lieu of fractional shares) and accordingly requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the BellSouth Common Shares.
     Prior to the Merger, AT&T owned a 60% interest in Cingular Wireless LLC (“Cingular Wireless”) and shared control with BellSouth, which owned a 40% interest in Cingular Wireless. AT&T became the sole owner of Cingular Wireless as result of the Merger, which also put sole control of Cingular Wireless in AT&T.
     The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.01. Change in Control of Registrant.
     Upon the closing of the Merger on December 29, 2006, a change in control of BellSouth occurred. Pursuant to the terms of the Merger Agreement, each outstanding BellSouth Common Share was converted into and became exchangeable for 1.325 shares of AT&T Common Stock and cash in lieu of any fractional shares and Merger Sub, a wholly owned subsidiary of AT&T, was merged with and into BellSouth. With the closing of the Merger, BellSouth became a wholly owned subsidiary of AT&T. The Merger is described more fully in Item 2.01 above.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 29, 2006, BellSouth filed with the Secretary of State of the State of Georgia amended and restated Articles of Incorporation, which became effective on such date. A copy of the Restated Articles of Incorporation is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
     In connection with the Merger and at the request of the Company, the NYSE has suspended from trading and proposes to delist the following securities:
     BellSouth Corporation:
          • 7.12% Debentures due 2097 (cusip 079857AF5)
     BellSouth Telecommunications Inc.:
          •     Fifteen Year 5-7/8% Debentures due January 15, 2009 (cusip 079867AH0)
          •     Thirty Year 7% Debentures due October 1, 2025 (cusip 079867AM9)
          •     Fifty Year 5.85% Debentures due November 15, 2045 (cusip 079867AN7)
          •     One Hundred Year 7% Debentures due December 1, 2095 (cusip 079867AP2)
          •     6.65% Zero-to-Full Debentures due December 15, 2095 (cusip 079867AS6)
          •     Twenty Year 6.30% Amortizing Debentures due December 15, 2015 (cusip 079867AQ0)
          •     Thirty Year 6-3/8% Debentures due June 1, 2028 (cusip 079867AW7)
The Company expects that such securities will be delisted on or about January 3, 2006 in accordance with the rules of the NYSE and the Securities and Exchange Commission. Such securities will not be listed or quoted on any other exchange. This action will not affect the terms of the securities or holders’ rights thereunder.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being filed herewith:

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of March 4, 2006, among BellSouth Corporation, AT&T Inc., and ABC Consolidation Corp. (incorporated by reference to Exhibit 2.A to BellSouth Corporation’s Current Report on Form 8-K filed on March 6, 2006)

5.1	Restated Articles of Incorporation of BellSouth Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLSOUTH CORPORATION

	By:	/s/ Raymond E. Winborne, Jr.

Raymond E. Winborne, Jr. Name: Raymond E. Winborne, Jr. Title: Controller

Date: December 29, 2006

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of March 4, 2006, among BellSouth Corporation, AT&T Inc., and ABC Consolidation Corp. (incorporated by reference to Exhibit 2.A to BellSouth Corporation’s Current Report on Form 8-K filed on March 6, 2006)

5.1	Restated Articles of Incorporation of BellSouth Corporation